Bakkt Reports Second Quarter 2024 Results

$509.9 million total revenues including gross crypto revenues and net loyalty revenues
$36.8 million operating expenses excluding crypto costs, execution, clearing and brokerage fees, down 43.1% year-over-year, 24.6% sequentially

ALPHARETTA, GA – August 14, 2024 – Bakkt Holdings, Inc. (“Bakkt” or the “Company”) (NYSE: BKKT) announced its financial and operational results for the quarter ended June 30, 2024.

CEO Comments:
“We continue to make solid progress against our three key strategic priorities,” commented Andy Main, President and CEO of Bakkt. “Since last quarter, we have made significant strides in partnerships across traditional and digital assets to enable Bakkt’s solutions, which offer deep liquidity and strong analytics, risk management, pricing, and trade matching engines. Recently, we signed a letter of intent to work with Hidden Road to provide risk management and back-office functionality, which we believe will enhance our ability to manage and minimize counterparty and credit risk for institutional clients using BakktX. We expect this strategic partnership to strengthen our competitive advantage, positioning us to better serve our client base and drive future growth.”

Key Performance Indicators:
•Crypto enabled accounts grew to 6.4 million, up 6.7% YoY.
•Transacting accounts decreased 39.1% year-over-year to approximately 719,281, primarily due to a large customer’s reduced activity in international markets.
•Notional traded volume increased 26.6% year-over-year to $672 million, primarily due to higher trading prices for crypto assets.
•Assets under custody increased 47.7% year-over-year to $975 million, primarily due to higher trading prices for crypto assets.

Second Quarter 2024 Financial Highlights (unaudited):
•Total revenues of $509.9 million reflect an increase in gross crypto services revenues driven by Bakkt Crypto. Net loyalty revenues of $12.8 million increased 4% year-over-year driven by higher subscription and services revenue.
•Total operating expenses of $531.9 million reflect a significant increase in crypto costs and execution, clearing and brokerage fees driven by Bakkt Crypto.
•Total operating expenses excluding crypto costs and execution, clearing and brokerage fees decreased 43.1% YoY to $36.8 million driven by cost restructuring and reduction in headcount in the first quarter of 2024.
•Operating loss of $22.0 million improved 56.9% year-over-year primarily due to higher crypto services revenue, and lower compensation, SG&A and acquisition related costs.
•Net loss improved 29.7% year-over-year to $35.5 million.
•Adjusted EBITDA loss (non-GAAP) improved 26.9% year-over-year to $17.9 million, primarily due to a reduction in compensation and benefits and selling, general and administrative costs.

$ in millions	2Q24	2Q23	Increase/ (decrease)
Total revenues[1]	$509.9	$347.6	46.7%
Crypto costs and execution, clearing and brokerage fees	495.1	334.0	48.2%
Operating expenses, excluding crypto costs and execution, clearing and brokerage fees	36.8	64.7	(43.1%)
Total operating expenses	531.9	398.7	33.4%
Operating loss	(22.0)	(51.1)	(56.9%)
Net loss	(35.5)	(50.5)	(29.7%)
Adjusted EBITDA loss (non-GAAP)	($17.9)	($24.5)	(26.9%)
Note: “N.M” denotes Not Meaningful

Recent Operational Highlights:
•Key executive hire – Appointed Ray Kamrath as COO to lead the company’s sales across Bakkt’s crypto business including trade, custody and institutional offerings.
•Partnerships Update
oCrossover Market: Announced licensing agreement with Crossover Markets, which is expected to significantly enhance BakktX ECN’s institutional capabilities with faster execution and lower trading costs.
oHidden Road: Signed a letter of intent to work with Hidden Road to provide platform services including real-time risk management and back-office functionality. Once finalized, this partnership is expected to enhance our ability to manage risk and minimize counterparty and credit risk for institutional clients using BakktX through Hidden Road’s real-time risk management.

Updated 2024 Guidance:2
•Full year 2024 revenues expected to be $2,568 million – $2,827 million; includes gross crypto revenues of $2,515 million - $2,770 million and net loyalty revenues of $53 million – $57 million.
•Full year 2024 crypto costs expected to be $2,505 million – $2,755 million, in line with gross crypto revenues.
•Full year 2024 total operating expenses excluding crypto costs, execution, clearing and brokerage fees and goodwill, intangible and long-lived assets impairments expected to be $157 million – $162 million.
•Full year 2024 net cash used in operating activities expected to be ($72 million) – ($79 million).
•Full year 2024 free cash flow usage (non-GAAP) expected to be ($79 million) – ($86 million).
•End of year available cash, cash equivalents and available-for-sale securities of $35 million – $42 million.

1. In accordance with GAAP, crypto services revenue and crypto costs and execution, clearing and brokerage fees are presented on a gross basis as the Company is a principal in those transactions.

2. Given under the following updated key assumptions: Gross Crypto Revenue, Crypto Costs and ECB - revenue contribution from existing clients/accounts based on Q2’24 retail trading engagement metrics, decrease in new crypto trading accounts driven by re-alignment of international strategy, addition of institutional clients with steady ramp-up in assets under custody in 2H’24 and Crypto Costs and ECB in line with gross crypto revenue. End of year cash, cash equivalents and AFS securities – Reduction in upper end of expected end of year balance driven by $10mm reduction in net contribution from crypto trading, range further adjusted for cash expense utilization in 2Q.

Webcast and Conference Call Information
Bakkt will host a conference call at 8:30 AM ET, August 14, 2024. The earnings conference call will be webcast live here and archived on the investor relations section of Bakkt’s corporate website under the ‘Events & Presentations’ section, along with any related earnings materials.

Investors and analysts interested in participating in the call are invited to dial (833) 470-1428 or (404) 975-4839, and reference participant access code 865830 approximately ten minutes prior to the start of the call.
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About Bakkt
Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade custody, trading, and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.

Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ |
X (Formerly Twitter) @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/.

Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts
Investor Relations
IR@bakkt.com

Media
press@bakkt.com

Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, Bakkt’s guidance and outlook, including for the full fiscal year 2024, and the trends and assumptions underlying such guidance and outlook, Bakkt’s cost reduction strategy and expectations regarding cost savings, Bakkt’s plans and expectations, including statements about new products and features, partnerships, joint ventures and growth, Bakkt’s expectations regarding crypto market growth, and Bakkt’s beliefs regarding its future goals, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: the Company’s ability to continue as a going concern; the Company’s ability to grow and manage growth profitably; changes in the Company’s business strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; disruptions in the crypto market that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the inability to launch new services and products or to profitably expand into new markets and services; the inability to execute the Company’s growth strategies, including identifying and executing acquisitions and the Company’s initiatives to add new clients; the Company’s failure to comply with extensive government regulation, oversight, licensure and appraisals; uncertain regulatory regime governing blockchain technologies and crypto; the inability to develop and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

Definitions
•Crypto-enabled accounts: total crypto accounts open.
•Transacting accounts: unique accounts that perform at least one transaction across crypto buy/sell and loyalty redemption each month. Monthly figures are de-duped for the month. Quarterly figure represents sum of all months in the quarter.
•Notional traded volume: total notional volume of transactions across crypto buy/sell and loyalty redemption. Figures represent gross values recorded as of order date.
•Assets under custody: the sum of coin quantities held by customers multiplied by the final quote for each coin on the last day of the quarter.

Bakkt Q2 2024 Financial Statements
Consolidated Balance Sheets

$ in millions except per share data	As of 6/30/24 (unaudited)	As of 12/31/23
Assets
Current assets
Cash and cash equivalents	$47.5	$52.9
Restricted cash	34.0	31.8
Customer funds	53.3	32.9
Available-for-sale securities	13.2	17.4
Accounts receivable, net	24.4	29.7
Prepaid insurance	5.9	13.0
Safeguarding asset for crypto	974.5	701.6
Other current assets	4.5	3.3
Total current assets	1,157.4	882.6
Property, equipment and software, net	1.9	0.1
Goodwill	68.0	68.0
Intangible assets, net	2.9	2.9
Other assets	12.7	13.3
Total assets	$1,242.9	$966.9
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$39.3	$55.4
Customer funds payable	53.3	32.9
Deferred revenue, current	2.3	4.3
Due to related party	2.7	3.2
Safeguarding obligation for crypto	974.5	701.6
Unsettled crypto trades	1.5	1.0
Other current liabilities	3.9	3.7
Total current liabilities	1,077.4	802.1
Deferred revenue, noncurrent	2.8	3.2
Warrant liability	38.8	2.4
Other noncurrent liabilities	21.4	23.5
Total liabilities	$1,140.3	$831.2
Stockholders' equity
Class A Common Stock ($0.0001 par value, 30,000,000 shares authorized, 6,310,548 shares issued and outstanding as of 6/30/24 and 3,793,837 shares outstanding as of 12/31/23)	0.0	0.0
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,194,941 shares issued and outstanding as of 3/31/24 and 7,200,064 shares outstanding as of 12/31/23)	0.0	0.0
Additional paid-in capital	824.0	799.7
Accumulated other comprehensive loss	(0.3)	(0.1)
Accumulated deficit	(775.9)	(751.3)
Total stockholders' equity	47.8	48.3
Noncontrolling interest	54.8	87.4
Total equity	102.6	135.7
Total liabilities and stockholders' equity	$1,242.9	$966.9

Consolidated Statements of Operations (unaudited)

$ in millions except per share data	2Q24	2Q23
Revenues:
Crypto services	$497.1	$335.3
Loyalty services, net	12.8	12.3
Total revenues	509.9	347.6
Operating expenses:
Crypto costs	491.7	331.8
Execution, clearing and brokerage fees	3.4	2.2
Compensation and benefits	22.4	27.1
Professional services	3.6	2.9
Technology and communication	3.7	4.4
Selling, general and administrative	5.5	7.6
Acquisition-related expenses	0.1	17.0
Depreciation and amortization	0.1	3.8
Related party expenses	0.2	1.5
Impairment of long-lived assets	—	—
Restructuring expenses	0.9	0.2
Other operating expenses	0.4	0.2
Total operating expenses	531.9	398.7
Operating loss	(22.0)	(51.1)
Interest income, net	1.2	0.7
Gain (loss) from change in fair value of warrant liability	(15.1)	0.4
Other income (expense), net	0.4	(0.3)
Loss before income taxes	(35.4)	(50.4)
Income tax expense	(0.1)	(0.2)
Net loss	(35.5)	(50.5)
Less: Net loss attributable to noncontrolling interest	(19.1)	(33.7)
Net loss attributable to Bakkt Holdings, Inc.	($16.4)	($16.8)

Net loss per share attributable to Class A Common Stockholders
Basic	($2.67)	($4.69)
Diluted	($2.67)	($4.69)

Consolidated Statements of Cash Flows (unaudited)

$ in millions	2Q24	2Q23
Cash flows from operating activities:
Net loss	($35.5)	($50.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	0.1	3.8
Non-cash lease expense	0.4	0.7
Share-based compensation expense	2.4	4.1
Unit-based compensation expense	—	0.2
Loss on disposal of assets	0.0	—
(Gain) loss from change in fair value of warrant liability	15.1	(0.4)
Other	0.0	(0.2)
Changes in operating assets and liabilities:
Accounts receivable	12.3	4.4
Prepaid insurance	3.2	2.6
Accounts payable and accrued liabilities	(23.5)	4.9
Unsettled crypto trades	(3.1)	0.0
Due to related party	0.1	0.5
Deferred revenue	(1.1)	(0.3)
Operating lease liabilities	(0.9)	(0.7)
Customer funds payable	(34.8)	0.0
Other assets and liabilities	(0.6)	(0.3)
Net cash provided by (used in) operating activities	(65.9)	(31.2)
Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(0.4)	(2.3)
Purchase of available-for-sale securities	---	0.0
Proceeds from the settlement of available-for-sale securities	4.7	52.1
Acquisition of Bumped Financial, LLC	---	---
Acquisition of Apex Crypto LLC, net of cash acquired	---	(44.4)
Net cash (used in) provided by investing activities	4.4	5.4
Cash flows from financing activities:
Proceeds from Concurrent Offerings, net of issuance costs	7.5	0.0
Proceeds from the exercise of warrants	0.0	---
Repurchase and retirement of Class A Common Stock	(0.0)	(2.5)
Net cash provided by (used in) financing activities	7.5	(2.5)
Effect of exchange rate changes	(0.2)	0.3
Net increase (decrease) in cash, cash equivalents, restricted cash, cash held in escrow, customer funds and deposits	(54.3)	(28.0)
Cash, cash equivalents, restricted cash, customer funds and deposits at the beginning of the period	$190.8	$137.9
Cash, cash equivalents, restricted cash, customer funds and deposits at the end of the period	$136.5	$109.9

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures – Adjusted EBITDA
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, acquisition-related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, restructuring charges, changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Non-GAAP financial measures like Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

$mm's	2Q24	2Q23
Net loss	($35.5)	($50.5)
Depreciation and amortization	0.1	3.8
Interest income, net	(1.2)	(0.7)
Income tax expense	0.1	0.2
EBITDA	($36.6)	($47.2)
Acquisition-related expenses	0.1	17.0
Share-based and unit-based compensation expense	2.4	4.4
Loss (gain) from change in fair value of warrant liability	15.1	(0.4)
Restructuring expenses	0.9	0.2
Shelf registration expenses	—	—
Transition services expense	0.2	1.5
Adjusted EBITDA loss	($17.9)	($24.5)

Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is cash flow from operations adjusted for “capitalized internal use software development costs and other capital expenditures” and “interest income.” We adjust for capitalized expenses associated with internally developed software for our technology platforms given they are a large component of our ongoing expense base given our position as a technology platform company.

We provide Free Cash Flow because we believe that Free Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to net cash used in operating activities as an indicator of liquidity.

$mm's	FY2024
	Low	High
Net cash used in operating activities	($72.0)	($79.0)
Capex	(3.1)	(3.1)
Interest income, net	(3.9)	(4.0)
Free Cash Flow	($79.0)	($86.1)